PUREBASE CORPORATION
ADVISORY AGREEMENT

This Advisor Agreement (the "Agreement") is made as of April 8, 2023 (the Effective Date"), by and between Purebase Corporation (the "Company"), and Dr. Karen Scrivener ("Advisor") (each a "Party" and collectively the "Parties").

1. Engagement.

1.1 **Advisory Board**. For the term of this Agreement, the Advisor shall serve as a member of the Company's Advisory Board (the "Advisory Board"). The Advisory Board shall consist of the Advisor and such other members as shall be determined by the Company.

1.2 **Advisor Services**. The Purebase Advisory Board was created to provide guidance, advice, and planning to the Company's management for strategic decision-making. Advisory Board will use their education and experience to help guide the Company in its pursuit of growing the Company's market share and shareholder value.

The Company asks that its Advisory Board Members be available for one phone call/video call per quarter, and at most one phone-call/video call per month. Each call is expected to be one hour or less. In addition, the Company would like to hold one annual video conference call (or in-person meeting if logistics are allowed and agreed to by everyone.) Each annual meeting is to be on a date mutually agreed to by all Advisory Board Members.

On occasion, Purebase management may engage Advisory Board Members through email for input as opportunities or questions arise.

Any material changes to the Services, including the schedule, meetings or assignments, must be approved by the prior written consent of the Party not requesting the change.

2. Compensation. As consideration for the Services to be provided by the Advisor and other obligations, the Company shall compensate Advisor with equity in the type and amount specified in Exhibit A, which will be subject to a vesting schedule set forth in Exhibit A and the agreement granting or issuing equity to the Advisor.

3. Term.

3.1 **Term.** The initial term of this Agreement is one (1) year beginning on the Effective Date set forth
above and will automatically terminate unless notice of renewal for additional one (1) year is given by the Company or until terminated in accordance with this Section.

3.2 **Termination.** Either Party may terminate Agreement by giving written notice to the other Party.

3.3 **Survival.** The rights and obligations contained in Sections 5, 6, 9 and 10 will survive any termination of this Agreement.

4. **Independent Contractor Relationship**. Advisor's relationship to the Company shall be that of an independent Advisor. The consulting relationship shall be non-exclusive. Advisor shall be free to work with other companies so long as such work does not result in the disclosure of Confidential Information (defined below). Advisor acknowledges and agrees that Advisor will not be eligible for any Company employee benefits.

5. **Intellectual Property**

5.1 **Ownership**. All ideas, inventions, improvements, methods, processes, works of authorship and other forms of intellectual property that the Advisor conceives, reduces to practice or develops during the term of this Agreement, alone or in conjunction with others, in connection with performance of the Services, including designs, data, software, ideas, inventions, know-how, materials, marks, methods, procedures, tools, interfaces, and other forms of mining or utilization of minerals as well as any intellectual property rights of any kind herein (collectively, the "Work Product"), will be the sole and exclusive property of the Company. Any and all elements of the Work Product that are works of authorship eligible to be "works made for hire" under the U.S. Copyright Act shall be considered works made for hire with the Company as "author." Advisor hereby irrevocably assigns to Company all right, title and interest worldwide in and to the Work Product and all intellectual property rights therein.

5.2 **Assistance**. The Advisor agrees to assist the Company in any reasonable manner to obtain and create for the Company's benefit any patents, copyrights and other property rights in any and all countries, with respect to any Intellectual Property, and the Advisor agrees to execute, when requested, patent, copyright or similar applications and assignments to the Company and any other lawful documents deemed necessary by the Company to carry out the purpose of this Agreement with respect thereto. In the event that the Company is unable for any reason to secure the Advisor's signature to any document required to apply for or execute any patent, copyright or other applications with respect to any Intellectual Property (including improvements, renewals, extensions, continuations, divisions or continuations-in-part thereof), after a written demand is made therefore upon the Advisor (which shall refer to the provisions of this paragraph), the Advisor hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as the Advisor's agents and attorneys-in-fact to act for and in the Advisor's behalf and instead of the Advisor, to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, mask works or other rights thereon with the same legal force and effect as if executed by the Advisor.

6. **Confidentiality.**

6.1 **Confidential Information**. A Party may obtain access to information related to the other Party's business (including trade secrets, technical information, business forecasts and strategies, marketing plans, customer and supplier lists, personnel information, financial data, and proprietary information of third parties provided to Company in confidence) that the Party considers to be confidential or proprietary or the Party has a duty to treat as confidential, excluding such information as each Party can demonstrate existed in the public domain as of the Effective Date (the "Confidential Information"). The Parties will (a) hold all Confidential Information in strict trust and confidence; (b) not use or permit others to use Confidential Information in any manner or for any purpose not expressly permitted or required by this Agreement; (c) not

disclose or permit others to disclose any Confidential Information to any third party without obtaining the other Party's express prior written consent on a case-by-case basis; and (d) limit access to Confidential Information to employees or associates of each Party who have a reasonable need to have such access in order for the Services to be performed and who are bound by obligations to maintain the confidentiality of Confidential Information that are at least as protective of the Confidential Information as the provisions of this Agreement.

6.2 **Exclusions**. Each Party's obligations under Section 6.1 with respect to any portion of Confidential
Information shall not apply to any information that (i) was in the public domain at or subsequent to the time it was communicated to a Party by the other Party or an authorized person of a Party through no fault of that Party, (ii) was rightfully in a Party's possession free of any obligation of confidence at or subsequent to the time it was communicated to either Party or an authorized person of either Party, (iii) was developed by employees or agents of either Party independently of and without reference to any information communicated to either Party or an authorized person of the Company, or (iv) is being disclosed by either Party in response to a valid order by a court or other governmental body, or otherwise as required by law.

7. **Performance of Services**. Advisor shall use best efforts to perform the Services such that the results are useful and beneficial to the Company.

8. **No Authority to Bind Company**. Advisor acknowledges and agrees that Advisor has no authority to enter into contracts that bind the Company or create obligations on the part of the Company without the prior written authorization of the Company.

9. **Limitations.**

9.1. **Limited Activities**. During the term of this Agreement and for a period of six (6) months thereafter, the Advisor shall not engage in any activity that constitutes a conflict of interest with the Company, including any competitive employment, business, or other activity involving the disclosure of Confidential Information.

9.2. **Non solicitation**. During the term of this Agreement and for a period of twelve (12) months after the termination of this Agreement for whatever reason, Advisor agrees not to attempt to divert or interfere with the development of the Company's business by soliciting, hiring, contracting, communicating with any employee of the Company.

10. **Indemnification**. Company will indemnify and hold harmless Advisor and its affiliates, employees, and agents from and against any and all liabilities, losses, damages, costs, and other expenses (including attorneys' and expert witnesses' costs and fees) arising from or relating to Advisor's rendering of Services pursuant to this Agreement. This indemnification excludes any breach of any representation, warranty,

covenant, or obligation of Advisor in this Agreement or any intentional misconduct or negligence by Advisor.

11. Limitation of Liability. In no event will Company be liable for any consequential, indirect, exemplary, special, or incidental damages arising from or relating to this Agreement.

12. Advisor's Representations and Warranties. Advisor represents, warrants, and covenants that (i) the Services will not infringe or misappropriate any intellectual property right of any person or entity; (ii) Advisor has not and will not grant any right or interest in the Work Product to any person or entity other than the Company; (iii) the Work Product is not subject to any lien, encumbrance, or other restriction on its transfer; (iv) Advisor has the full power and authority to enter into this Agreement; and (v) Advisor will comply with all laws in performing its obligations under this Agreement.

13. Miscellaneous.

13.1. **Amendments and Waivers.** Any term of this Agreement may be amended or waived only with the written consent of the Company.

13.2. **Sole Agreement.** This Agreement, including the Exhibits hereto, constitutes the sole agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof.

13.3. **Notices.** Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by email or fax (upon customary confirmation of receipt), or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party's address or fax number as set forth on the signature page or as subsequently modified by written notice.

13.4. **Choice of Law.** The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of [California], without giving effect to the principles of conflict of laws.

13.5. **Severability.** If one or more provisions of this Agreement are held to be unenforceable under applicable law the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

13.6. **Counterparts**. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

13.7. **Dispute Resolution.** Any disputes concerning this Agreement will be submitted to binding arbitration under the rules of the American Arbitration Association.

In Witness hereof, the Parties have executed this Advisory Agreement to be effective as of the date first written above.

COMPANY

Signed: [signature] *Sign Here* Date: 9th, June 2023
Name: A. Scott Dockter
Title: CEO]

ADVISOR

Signed: [signature] *Sign Here* Date: 8th June 2023
Name: Dr. Karen Scrivener

Address: Chemin de Bellevue, 5
1128
REVEROLLE
SWITZERLAND

EXHIBIT A:
Compensation

I. Description of Compensation

Upon signing this Agreement, Advisor will be issued 100,000 shares of Purebase Corp. restricted common stock.

II. Reimbursable Expenses

Advisor shall not be authorized to incur on behalf of the Company any expenses incurred while performing the Services unless any such expenses are authorized in advance by the Company.